UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	Submission of Matters to a Vote of Security Holders	1

SIGNATURES		2

PURPOSE OF FILING

The purpose of this filing is to report the voting results from our Annual Meeting of Shareholders held on May 4, 2010.

(i)

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held on May 4, 2010. At such meeting, 44,352,815 shares of our common stock were represented in person or by proxy, which was equal to 87.95% of the issued and outstanding shares entitled to vote at the meeting.

The matters voted upon and the results of the vote were as follows:

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The three directors listed below were elected to three-year terms, which will expire at the 2013 Annual Meeting of Shareholders.

	Number of Shares
Nominee	For	Against	Abstain
John W. Alden	40,190,180	681,668	82,959
Christopher J. Coughlin	40,239,650	622,528	92,629
Sara Mathew	40,411,850	478,192	64,765

Broker Non-Votes for each director was: 3,398,008

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm was ratified as follows: 44,085,492 voted in favor; 243,656 voted against; and 23,667 abstained.

There were no Broker Non-Votes on Proposal No. 2.

PROPOSAL NO. 3

SHAREHOLDER PROPOSAL REQUESTING THAT OUR BOARD TAKE THE STEPS NECESSARY TO CHANGE EACH SHAREHOLDER VOTING REQUIREMENT IN THE COMPANY’S CHARTER AND BYLAWS THAT CALLS FOR A GREATER THAN SIMPLE MAJORITY VOTE TO A SIMPLE MAJORITY VOTE

The shareholder proposal requesting that our Board take the steps necessary to change each shareholder voting requirement in the Company’s charter and bylaws that calls for a greater than simple majority vote to a simple majority vote was approved as follows: 42,673,748 voted in favor; 1,491,504 voted against; and 187,563 abstained.

There were no Broker Non-Votes on Proposal No. 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/S/ JEFFREY S. HURWITZ
Senior Vice President, General
Counsel and Corporate Secretary

DATE: May 7, 2010

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